Exhibit 3.18

BYLAWS

OF

FIBERWEB USA HOLDINGS, INC.

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of the Corporation shall be at 70 Old Hickory Boulevard, Old Hickory, Tennessee 37138.

Section 2. Registered Office. The registered office shall be in the city of Wilmington, County of New Castle, State of Delaware.

Section 3. Other Offices. The Corporation may also have offices at such other places within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. An annual meeting of the shareholders shall be held each year within thirteen (13) months after the date of the preceding annual meeting, and at a time to be set by the Board of Directors in accordance with all applicable notice requirements, at which meeting the stockholders shall elect the Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by Delaware General Corporate Law (“Law”) or by the Certificate of Incorporation, may be called by the Board of Directors or the Chairman of the Board, and shall be called by the Secretary at the request in writing of stockholders owning a majority interest of the entire capital stock of the Corporation issued and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by Law.

Section 5. Type of Notice. Except as otherwise provided by Law, notice may be given by either personal notice, telephone, facsimile, electronic communication such as e-mail, overnight courier or United States mail. Notwithstanding the foregoing, notice must be in writing unless oral notice is reasonable under the circumstances. Except as otherwise provided by Law, written notice, if in a comprehensible form, is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated if communicated in a comprehensible manner.

Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by Law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 7. Voting. Except as otherwise provided by Law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting, and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of Law, the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Action by Written Consent in Lieu of A Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at an annual meeting or special meeting, or any action that may be taken at an annual meeting or special meeting, may be taken without a meeting, without prior notice and without a vote, if consent or consents in writing setting forth the action so taken, shall be signed by the holders of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III

NOTICES

Section 1. Generally. Whenever required by Law or under the provisions of the Certificate of Incorporation or these Bylaws, notice is to be given to any director or stockholder, such notice may be made by either personal notice, telephone, facsimile, electronic communication such as e-mail, overnight courier or United States mail. Notwithstanding the foregoing, notice must be in writing unless oral notice is reasonable under the circumstances. Except as otherwise provided by Law, written notice, if in a comprehensible form, is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated if communicated in a comprehensible manner. Except as may be expressly provided by Law, no failure or irregularity of notice of any meeting shall invalidate the same or any proceeding or action thereto

Section 2. Waiver. Whenever any notice is required to be given by Law or under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not directly prohibited by Law or by the Certificate of Incorporation.

Section 2. Number and Term of Office. The Board of Directors shall consist of not less than two (2) nor more than five (5) directors, with the precise number of directors fixed from time to time by resolution of the Board of Directors. The directors shall be elected by a plurality vote at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until a successor is elected and qualified, except as may be required by Law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by such decrease.

Section 3. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by an affirmative vote of a majority of the directors then in office and the director(s) so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by Law.

Section 4. Resignation. Any director may resign by delivering written notice to the Board of Directors, the chairman or the Corporation. Such resignation of a director is effective when the notice is delivered unless the notice specifies a later effective date.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders or at such other time and place as shall from time to time be determined by the Board of Directors.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board on one day’s written notice to each director by whom such notice is not waived, given either personally or by personal notice, telephone, facsimile, electronic communication such as e-mail, overnight courier or United States mail, and shall be called by the Secretary in like manner and on like notice on the written request of any two directors.

Section 7. Committees. The Board of Directors may appoint such Board committees as it deems appropriate, each consisting of two or more directors. Any director may serve on any such committee. Any committee appointed under this Section 7 shall perform such duties and assume such responsibility as may from time to time be placed upon it by the Board of Directors. At a meeting of a committee, a majority of the members of the committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors at its next regular meeting.

Section 8. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

Section 10. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Compensation. Each director is entitled to receive reasonable compensation, if any, as may be determined by resolution of the Board of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of standing committees and special committees may, by resolution of the Board of Directors, be allowed compensation for attending committee meetings.

ARTICLE V

OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President and Secretary. The Board of Directors may also choose any or all of the following: a Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer, and one or more Assistant Secretaries. Any number of offices may be held by the same person.

Section 2. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 3. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4. Removal. Any officer may be removed, with or without cause, at any time by the Board of Directors.

Section 5. Resignation. Any officer may resign at any time by delivering notice to the Corporation. Such resignation of an officer is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation of an officer is made effective at a later date and the Corporation accepts the future effective date, the pending vacancy may be filled before the effective date if it is provided that the successor does not take office until the effective date.

Section 6. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors.

Section 7. Chairman. If elected by the Board of Directors, the Chairman of the Board shall be an officer of the Corporation. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors and he shall have such other duties and responsibilities as may be assigned to him by the Board of Directors. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

Section 8. President. The President shall be responsible for the active management and direction of the business and affairs of the Corporation. In case of the inability or failure of the Chairman to perform the duties of that office, the President shall perform the duties of the Chairman, unless otherwise determined by the Board of Directors.

Section 9. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors or the President. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors or the President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates.

Section 10. Treasurer. If elected by the Board of Directors, the Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

Section 11. Execution of Documents. All officers shall each have and is hereby given, full power and authority, except as otherwise required by Law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the President may delegate to other employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Section 11, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification of Directors. (a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable Law, any person (an “Indemnified Person”) who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he, or a person for whom he is a legal representative (or other similar representative), is or was a director of the Corporation, against expenses (including reasonable attorneys’ fees), judgments, fines, amounts paid in settlement or other similar costs actually and reasonably incurred in connection with such action, suit or proceeding.

(b) Without limiting the provisions of Section 1(a) of this Article VI, the Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Corporation against reasonable expenses incurred by him in connection with the proceeding. In addition, the Corporation shall indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (i) he conducted himself in good faith; (ii) he reasonably believed: (A) in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interest; and (B) in all other cases, that his conduct was at least not opposed to its best interest; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this subsection (b).

Section 2. Advancement of Expenses. (a) With respect to any proceeding to which an Indemnified Person is a party because he is or was a director of the Corporation, the Corporation shall, to the fullest extent permitted by applicable Law, pay for or reimburse the Indemnified Person’s reasonable expenses, including, but not limited to, attorneys’ fees and disbursements, court costs, and expert witness fees, incurred by the Indemnified Person in advance of final disposition of the proceeding.

(b) Without limiting the provisions of Section 2(a) of this Article VI, the Corporation shall, to the fullest extent permitted by applicable Law, pay for or reimburse the reasonable expenses (including, but not limited to, attorneys’ fees and disbursements, court costs and expert witness fees) incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if: (i) the director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 1(b) of this Article VI; (ii) the director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article VI. The Corporation shall expeditiously pay the amount of such expenses to the director following the director’s delivery to the Corporation of a written request for an advance pursuant to this Section 2 together with a reasonable accounting of such expenses. The undertaking required by this Section 2 shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 3. Indemnification of Officers and Employees. The Board of Directors shall have the power to cause the Corporation to indemnify, hold harmless and advance expenses to any officer or employee of the Corporation to the fullest extent permitted by public policy, by adopting a resolution to that effect identifying such officer, or employee (by position and name) and specifying the particular rights provided, which may be different for each of the persons identified. Any officer or employee granted indemnification by the Board of Directors in accordance with the first sentence of this Section 3 shall, to the extent specified herein or by the Board of Directors, be an “Indemnified Person” for the purposes of the provisions of this Article VI.

Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer or employee of the Corporation, or who, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer or employee, whether or not the Corporation would have the power to indemnify him against the same liability under this Article VI.

Section 5. Non-exclusivity of Rights; Agreements. The rights conferred on any person by this Article VI shall neither limit nor be exclusive of any other rights which such person may have or hereafter acquire under any statute, agreement, these bylaws, vote of shareholders or otherwise. The provisions of this Article VI shall be deemed to constitute an agreement between the Corporation and each person entitled to indemnification hereunder. In addition to the rights provided in this Article VI, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any person who is or was a director, officer or employee of the Corporation certain indemnification rights. Any such agreement between the Corporation and any such director, officer or employee of the Corporation concerning indemnification shall be given full force and effect, to the fullest extent permitted by applicable Law, even if it provides rights to such director, officer or employee more favorable than, or in addition to, those rights provided under this Article VI.

Section 6. Continuing Benefits; Successors. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person. For purposes of this Article VI, the term “Corporation” shall include any corporation, joint venture, trust, partnership or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation or otherwise, and any such successor shall be liable to the persons indemnified under this Article VI on the same terms and conditions and to the same extent as this Corporation.

Section 7. Interpretation; Construction. This Article VI is intended to provide indemnification and advancement of expenses to the directors of the Corporation to the fullest extent permitted by applicable Law as it may presently exist or may hereafter be amended and shall be construed in order to accomplish this result. This Article VI is also intended to permit, but not require, indemnification and advancement of expenses to the officers and employees of the Corporation to the fullest extent permitted by applicable Law as it may presently exist or may hereafter be amended and shall be construed in order to accomplish this result. To the extent that a provision herein prevents the intended effects set forth in the first two sentences of this Section 7, such provision shall be of no effect in such situation. If at any time the Law is amended so as to permit broader indemnification rights to the directors, officers or employees of the Corporation, then these bylaws shall be deemed to automatically incorporate these broader provisions so that these bylaws shall have the intended effects set forth in the first two sentences of this Section 7.

Section 8. Amendment. Any amendment to this Article VI that limits or otherwise adversely affects the right of indemnification, advancement of expenses or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to claims, actions, suits or proceedings based on actions, events or omissions (collectively, “Post Amendment Events”) occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any claim, action, suit or proceeding based on actions, events or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses and other rights under this Article VI to the same extent as if such provisions had continued as part of the bylaws of the Corporation without such amendment. This Section 8 cannot be altered, amended or repealed in a manner effective as to any Indemnified Person, except as to Post Amendment Event, without the prior written consent of such Indemnified Person.

Section 9. Severability. Each of the Sections of this Article VI, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article VI that is not declared invalid or unenforceable.

ARTICLE VII

STOCK

Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer of the Corporation and shall bear the corporate seal. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 4. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall commence on January 1st and end on December 31st of each year, unless otherwise affixed by the Board of Directors.

Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 5. Construction. Whenever the context so requires, the masculine shall include the feminine, and the singular shall include the plural, and conversely. If any portion of these bylaws shall be invalid or inoperative, then, so far as is reasonable and possible: (a) the remainder of these bylaws shall be considered valid and operative, and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 6. Headings. The headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of these bylaws.

Section 7. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by Law and the Certificate of Incorporation.

Section 8. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf to the Corporation, to attend and vote at any meeting of the stockholders of any corporation (except this Corporation) in which the corporation may hold stock.

Section 9. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may otherwise require.

Section 10. Amendment. These bylaws may be altered, amended or repealed, or new bylaws may be adopted by two-thirds of the stockholders entitled to vote at any annual meeting.